                  AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                             SUBSCRIPTION AGREEMENT

                                                               January 29, 2001

VIA FACSIMILE
-------------
Affinity International Travel Systems, Inc.
100 Second Avenue South, Suite 1100S
St. Petersburg, Florida 33701-4301

Gentlemen:

         This Subscription Agreement is made by and between AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC., a Nevada corporation (the "Company"), and Ailouros Ltd. (the "Subscriber"), in connection with the offering (the "Offering") of certain Warrants (as defined below) to purchase shares of common stock of the Company, $0.001 par value per share (the "Shares") pursuant to Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

A.       Subscription

         1. Subscriber hereby irrevocably subscribes to purchase the Series A Warrants and the Series B Warrants (collectively, the "Warrants") in the form attached hereto as Exhibits A and B respectively for a price equal to $10,000 (the "Subscription Price").

         2.       As part of the subscription, Subscriber herewith tenders:

                  (a) two copies of this Subscription Agreement duly completed and executed by Subscriber.

                  (b) payment of the Subscription Price made by wire transfer of immediately available funds in U.S. Dollars to the account of AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

         3. Subscriber understands and agrees that the subscription contained herein shall not be deemed binding upon the Company until it is accepted by the Company (as evidenced by its execution of this Subscription Agreement) and that the subscription may be rejected by the Company in its sole discretion for any reason. Subscriber further acknowledges and agrees that, subject to applicable law, this subscription is irrevocable.

         4. If this subscription is not accepted by the Company, all funds and the documents herewith delivered to the Company by Subscriber will be returned immediately to Subscriber. In such event, all proceeds theretofore received by the Company from the Subscriber will be refunded in full, without interest or deduction.

         5. If this subscription is accepted by the Company, then the Company shall immediately countersign both copies of this Subscription Agreement and return one fully executed copy to Subscriber. The Subscription Price shall be applied to the purchase of the Warrants which Warrants shall then be delivered to the Subscriber. All funds received from the Subscriber hereunder or pursuant to the exercise of the Warrants shall be used by the Company for expansion of its present business, working capital, and for general corporate purposes in connection with the Company's present business.

B.       Investor Representations

         6. In order to induce the Company to accept the subscription hereby made, and recognizing that the Company will be relying thereon in determining whether to accept such subscription, Subscriber and Comergent Capital Ltd. each hereby represents and warrants to the Company as of the date of this subscription as follows:

                  (a) Subscriber and Comergent Capital Ltd. each understands that the Warrants are a highly speculative investment and that their financial situation is such that (i) Subscriber and Comergent Capital Ltd. each can afford to hold the Warrants for an indefinite period of time and to sustain a complete loss of its investment, and (ii) Subscriber and Comergent Capital Ltd. each has adequate means of providing for their current needs and possible contingencies and has no need for liquidity in this investment in the Company.


                  (b) Subscriber and Comergent Capital Ltd. each has received and carefully read the Company's periodic reports filed with the Securities and Exchange Commission during the previous six months (collectively, the "Reports"). The Company has also made available to Subscriber and Comergent Capital Ltd. all other documents and information that they have requested relating to an investment in the Company.

Subscription Agreement
January 29, 2001
Page 2

                  (c) By virtue of Subscriber's and Comergent Capital's knowledge and experience in financial and business matters, Subscriber and Comergent Capital Ltd. each is capable of evaluating the merits and risks of an investment in the Warrants. Subscriber and Comergent Capital Ltd. each has taken full cognizance of and understands all the risk factors related to the purchase of the Warrants which are set forth in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                  (d) Subscriber and Comergent Capital Ltd. each understands that the Warrants are being offered and sold to Subscriber and Comergent Capital Ltd. in reliance on specific provisions of federal and state securities laws of the United States of America and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber and Comergent Capital Ltd. set forth herein in order to determine the applicability of such provisions. Accordingly, Subscriber and Comergent Capital Ltd. each agrees to notify the Company of any events which would cause the representation and warranties of Subscriber or Comergent Capital Ltd. to be untrue or breached at any time after the execution of this Subscription Agreement by Subscriber and Comergent Capital Ltd.

                  (e) Subscriber and Comergent Capital Ltd. each is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

                  (f) For purposes of calculating the Exercise Price of the Series A Warrant, the Subscriber agrees that any low trade or bid price created by Subscriber during the seven trading days immediately preceding the date that a Notice of Exercise is given pursuant to the Series A Warrant shall not be included in the calculation of the Exercise Price.

                  (g) In evaluating the suitability of an investment in the Company, neither Subscriber nor Comergent Capital Ltd. has relied upon any representations or other information (whether oral or written) from the Company, and its officers, directors, agents, employees or representatives, other than as set forth in the Reports. With respect to tax and other economic considerations of this investment, neither Subscriber nor Comergent Capital Ltd. is relying for advice on the Company, or any officers, directors, employees or agents thereof.

                  (h) Subscriber and Comergent Capital Ltd. each understands that Subscriber's subscription hereunder is not transferable or assignable, either before or after acceptance thereof by the Company, and that Warrants will only be issued in the name of Subscriber and Comergent Capital Ltd., as applicable, and may not be assigned without the consent of the Company.

                  (i) The Warrants will be acquired for Subscriber's and Comergent Capital's own account, for investment purposes only, and not with a view to distribution, assignment or resale to others.

                  (j) Subscriber and Comergent Capital Ltd. each understands that no federal or state agency has made any finding or determination as to the fairness of this offering or any recommendation or endorsement relating to the Warrants.

                  (k) The address heretofore provided to the Company by the Subscriber is the true and correct residence of the Subscriber, and Subscriber has no present intention of becoming a resident of any other state or jurisdiction. (If a corporation, trust or partnership, the Subscriber has its principal place of business at the address set forth below and was not organized for the specific purpose of acquiring the Warrants).

                  (l) Subscriber and Comergent Capital Ltd. each acknowledges that any delivery of offering materials relating to the Warrants prior to the determination by the Company of Subscriber's and Comergent Capital's suitability as an investor shall not constitute an offer of Warrants until such determination of suitability shall be made.

                  (m) This Subscription Agreement has been duly authorized, validly executed, and delivered on behalf of Subscriber and Comergent Capital Ltd. and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                  (n) Subscriber and Comergent Capital Ltd. each will not make any offers or sales of the Shares other than pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Subscriber and Comergent Capital Ltd. each will comply with applicable prospectus delivery requirements under the Exchange Act, and with all applicable securities laws upon resale of the Shares.

Subscription Agreement
January 29, 2001
Page 3

                  (o) Subscriber and Comergent Capital Ltd. each hereby agrees to indemnify and hold harmless the Company, its directors, officers, agents, representatives, and each of their affiliates against any and all loss, liability, claim, damage and expense (including reasonable fees of attorneys and experts) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in reliance upon and in conformity with any written information furnished to the Company by Subscriber and Comergent Capital Ltd.

C.       Company Representations, Warranties and Covenants

         7. The Company hereby represents, warrants, and covenants to the Subscriber and Comergent Capital Ltd. that:

                  (a) The Company is validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Subscription Agreement, and to own its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company and each of its subsidiaries, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. For purposes of this Subscription Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries taken as a whole and/or any condition or situation which would prohibit or otherwise adversely interfere with the ability of the Company to enter into and perform its obligations under this Subscription Agreement, or the Warrants or consummate the transactions contemplated hereby and thereby.

                  (b) The Company will file no later than 90 days from the date that Subscriber and Comergent Capital Ltd. has signed this Subscription Agreement, and use its best efforts to cause to become effective, as promptly as possible, a registration statement ("Registration Statement") on Form SB-2 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the resale of all shares of common stock of the Company issuable upon exercise of the Warrants and upon exercise of the Series C Warrants being issued to Comergent Capital Ltd., shall maintain the effectiveness of such Registration Statement at all times that the Series A, Series B and Series C Warrants are outstanding, and shall take all action reasonably necessary to qualify the shares covered by such Registration Statement under all applicable state "blue sky" laws, to register such shares under
                           Section 12(g) or 12(b) of the Exchange Act, and to list such shares on the principal market upon which the Company's common stock trades.

                  (c) As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of common stock for the purpose of enabling the Company to satisfy any obligation to issue Shares upon exercise of the Warrants. Initially, the number of shares of common stock so reserved for issuance under the Warrants and covered by the Registration Statement shall be sufficient at all times to cover the estimated number of shares issuable upon exercise of the Warrants (and the Series C Warrants) based upon prevailing market prices. Such number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

                  (d) The Company shall timely file all reports required to be filed by it with the Securities and Exchange Commission and shall immediately publicly disclose all material events relating to the Company, and its operations and financial condition, and shall cause the Registration Statement to contain all such information as is necessary to make the information contained therein accurate and complete in all material respects.

                  (e) The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Subscriber or Comergent Capital Ltd. relating to this Subscription Agreement or the transactions contemplated hereby, except for dealings with Comergent Capital Ltd., whose commissions and fees will be paid for by the Company as outlined in the Term Sheet dated November 9, 2000, and except for dealings with Carriage House Capital, whose commissions and fees, if any, will be paid for by the Company.

                  (f) The Company has registered its common stock pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), is in full compliance with all reporting requirements of the Exchange Act, and has maintained all requirements for the continued inclusion of its securities on the Nasdaq Over-the-Counter Market.

Subscription Agreement
January 29, 2001
Page 4

                  (g) The Company has not conducted any general solicitation (as that term is used in Regulation D) with respect to any of the Securities, nor has it made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of its securities under the Securities Act of 1933 (the "Securities Act").

                  (h) The Company has an authorized capitalization consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of convertible preferred stock, par value $0.001 per share. As of the date hereof, the Company has issued and outstanding 31,838,296 shares of such common stock, and no shares of such convertible preferred stock. All of the issued and outstanding shares of such common stock have been duly and validly authorized and issued and are fully paid and nonassessable. Upon their issuance, the Warrants and the common stock issuable pursuant to the exercise of the Warrants, will be duly and validly authorized and issued and fully paid and non-assessable; and the holders of outstanding capital stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Warrants or the issuance of common stock upon the exercise thereof.

                  (i) The Company has the requisite corporate power and authority to enter into and perform this Subscription Agreement and to issue the Warrants in accordance with the terms hereof and thereof, (ii) the execution, delivery and performance of this Subscription Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Subscription Agreement and the Warrants each has been duly executed and delivered by the Company and (iv) this Subscription Agreement and the Warrants are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (j) The Company has furnished or made available to the Subscriber and Comergent Capital Ltd. true and correct copies of the Company's Certificate of Incorporation, as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-Laws, as in (b) effect on the date hereof (the "By-Laws"), certified in each case by the Secretary of the Company.

                  (k) The execution, delivery and performance of this Subscription Agreement and the Warrants (including the exercise thereof) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not
                           (i) result in a violation of the Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Subscriber and Comergent Capital Ltd. and not to the Company. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Subscription Agreement, the Warrants, or issue and sell the common stock in accordance with the terms hereof and thereof (other than any SEC, NYSE, NASD or state securities filings which may be required to be made by the Company subsequent to the date hereof, which the Company hereby undertakes to make, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Subscriber and Comergent Capital Ltd. herein.

                  (l) The Company has delivered or made available to the Subscriber and Comergent Capital Ltd. true and complete copies of the Exchange Act Reports. The Company has not provided to the Subscriber or Comergent Capital Ltd. any information which, according to applicable law, rule or regulation, should

Subscription Agreement
January 29, 2001
Page 5


                           have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the Exchange Act Reports complied (and as of its effective date, the Registration Statement will comply) in all material respects with the requirements of the Exchange Act (or in the case of such Registration Statement, the Securities Act) and the rules and regulations of the SEC promulgated thereunder and other applicable federal, state and local laws, rules and regulations, and none of the Exchange Act Reports contained (and, as of its effective date, such Registration Statement will not contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included (or to be included) in the Exchange Act Reports and the Registration Statement comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been (or will be) prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present (or will fairly present) the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (m) No Material Adverse Effect has occurred or exists which has not been disclosed in the Exchange Act Reports or otherwise disclosed in writing to Subscriber and Comergent Capital Ltd. prior to their execution of this Subscription Agreement.

                  (n) No event of default has occurred and is continuing (or event which with lapse of time or notice or both would constitute such an event) under any of the revolving credit facilities or other financing arrangements of the Company or its subsidiaries.

                  (o) The Company and its subsidiaries have no liabilities or obligations not disclosed in the Exchange Act Reports which, individually or in the aggregate, would have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                  (p) Neither the Company nor any of its subsidiaries is a party to or the subject of any litigation, arbitration or other proceeding which if adversely determined would singly or in the aggregate have a Material Adverse Effect.

                  (q) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Subscription Agreement or the Warrants (and the Series C Warrant), but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of such warrants against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of its common stock above the amount payable therefor on such warrant exercises, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares on the exercise of the Warrants (and the Series C Warrant).

                  (r) The Company will deliver to Subscriber and Comergent Capital Ltd. upon exercise in whole or part of the Warrants (and the Series C Warrant), shares of common stock of the Company which, at all times after the effectiveness of the Registration Statement, shall be without restrictive legend, "stop transfers", "stock transfer restrictions" or other restrictions on their transfer or sale.

                  (s) The Company will take all steps necessary to preserve and continue its corporate existence.

                  (t) With a view to making available to the Subscriber and Comergent Capital Ltd. the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Subscriber and Comergent Capital Ltd. to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

Subscription Agreement
January 29, 2001
Page 6

(A) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (b) furnish to Subscriber and Comergent Capital Ltd. forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

(B) The obligation, but not the right, of the Subscriber to exercise the Series A Warrant is subject to the satisfaction, on the date of the Company's acceptance of this Subscription Agreement and on each of the date that a Put Notice (as defined in the Series A Warrant) is given by the Company, and during each Quarter (as defined in the Series A Warrant) (the foregoing periods hereinafter referred to as a "Measurement Date"), of each of the following conditions, each of which is for the Subscriber's sole benefit and may be waived by the Subscriber at any time in its sole discretion.

                  (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained in this Subscription Agreement and the Warrants shall be true and correct in all material respects as of each Measurement Date.

                  (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects all covenants, agreements and conditions required by this Subscription Agreement and the Warrants to be performed, satisfied or complied with by the Company.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or
                           c) adversely affects any of the transactions contemplated by this Subscription Agreement and the Warrants, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby or thereby.

                  (d) Adverse Changes. From the date hereof through each Measurement Date, no event shall have occurred or be threatened to occur which has had or is likely to have a Material Adverse Effect.

                  (e) No Suspension of Trading in or Delisting of Common Stock. The trading in the Common Stock shall not have been suspended by the SEC, or the National Association of Securities Dealers, Inc. (the "NASD"); the common stock of the Company shall not have been delisted from the Nasdaq Over-the-Counter Market; and trading in securities generally shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported. The SEC has not issued any stop order or other order suspending the effectiveness of any registration involving the Company or its subsidiaries. Subscriber's obligation, but not Subscriber's right, to exercise the Series A Warrant shall also be suspended so long as the Registration Statement is not effective with the Securities and Exchange Commission.

                  (f) Legal Opinion. The Company shall have delivered to the Subscriber an opinion of independent counsel to the Company, in form and substance reasonably satisfactory to the Subscriber.

                  (g) Officer's Certificate. The Company shall have delivered to the Subscriber a certificate, in form and substance reasonably satisfactory to the Subscriber, executed by an executive officer of the Company, to the effect that all the conditions to the Subscriber's obligations hereunder shall have been satisfied.

D.       Miscellaneous

         8. This Subscription Agreement constitutes the entire understanding of the parties with regard to the subject matter, supersedes all written and oral agreements with respect to the same and may not be waived, modified, changed, discharged, terminated, revoked or canceled except by a writing signed by the party against which enforcement thereof is sought.

Subscription Agreement
January 29, 2001
Page 7

         9. Upon the Company's acceptance of this subscription, the Company shall pay Subscriber $10,000 for costs associated with Subscriber's initial due diligence investigation. Upon the first receipt of funds by the Company under the exercise of any Warrants, the Company shall pay Subscriber's counsel, Eiseman Levine Lehrhaupt & Kakoyiannis $10,000 in connection with their work through the closing date relating to this transaction. The Company shall also reimburse Subscriber and Comergent Capital Ltd. for (A) all reasonable attorneys fees incurred by the Subscriber and Comergent Capital Ltd. in the future in connection with this Subscription Agreement, the Warrants, the Series C Warrants, or the transactions contemplated hereby and thereby, and (B) all other expenses and costs of ongoing due-diligence investigations by Subscriber and Comergent Capital Ltd. The expense reimbursement specified in Paragraph 9(B) shall be limited to $10,000.

         10. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, or covenant contained in this Subscription Agreement.

         11. This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of New York affecting contracts made in and to be performed in such State without giving effect to principles governing choice of laws, irrespective of the domicile of any party or the place of execution of this Subscription Agreement by any party or the location for performance of any of the terms hereof, and the parties hereto shall be subject to the exclusive jurisdiction of the state and federal courts located in New York County, New York, United States of America. Facsimile signatures to this Subscription Agreement or on any notice given hereunder or under the Warrants shall be binding on all parties hereto.

         12. This Subscription Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. The Subscriber and Comergent Capital Ltd. hereby certifies that Subscriber and Comergent Capital Ltd. has read and understands this Subscription Agreement, that the representations and warranties made by the Subscriber and Comergent Capital Ltd. in this Subscription Agreement are accurate on the date hereof, that Subscriber and Comergent Capital Ltd. each recognizes that the Company is relying on such representations and warranties and covenants and that they shall remain in effect through the closing of the sale of the Warrants to Subscriber hereunder unless Subscriber or Comergent Capital Ltd. notifies the Company otherwise.

         14. Subscriber may, by providing written notice to the Company, terminate its obligation to exercise the Series A Warrants, if the Company has failed to deliver at any time on a timely basis any stock required under this Subscription Agreement or the Warrants or the Series C Warrants, the Registration Statement has not been declared effective within 120 days of the Company's acceptance of this Subscription Agreement, or if the closing bid price per share of the Company's common is below $0.25 for any twenty consecutive trading days, or the trading volume in the Company's common stock is below 25,000 shares per day for any twenty consecutive trading days.

         15. All notices required or permitted to be given by either the Company or the Subscriber or Comergent Capital Ltd. pursuant to the terms of this Subscription Agreement or the Warrants shall be in writing and shall be deemed given when delivered personally or by facsimile, or by overnight or two day courier addressed to the parties at the last known address of the party or such other address as a party may request by notifying the other in writing.

         16. The representations, warranties, covenants, indemnities, and agreements of the parties contained herein shall survive any termination or expiration of this Subscription Agreement.

IN WITNESS WHEREOF, the Subscriber and Comergent Capital Ltd. has each executed this Subscription Agreement this 29th day of January, 2001.

AILOUROS LTD., an Antigua and Barbuda corporation


By:
   ----------------------------------------------
   Michael Katz, Managing Director




COMERGENT CAPITAL

By:
   ----------------------------------------------
   Name:
   Title:










Accepted and Agreed To:

AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

By:
   ----------------------------------------------
   Daniel G. Brandano, Jr., President


Date of Acceptance: January __, 2001